ANNULMENT AND AMENDING AGREEMENT



THIS ANNULMENT AND AMENDING AGREEMENT (the "Amending Agreement") is made and entered into as of the 31st day of December, 2003, by and between the following:

JIMMY L. PFEFFER, JR., an individual, ( the "Seller") and

PARAMCO FINANCIAL GROUP, INC., a Delaware corporation,
("Paramco").

                           WITNESSETH

WHEREAS, the parties hereto entered into that certain Purchase Agreement, dated as of July 17, 2003 (the "Purchase Agreement"), subject to the terms and conditions of which Paramco and Seller desired for Paramco to purchase from Seller and for Seller to sell to Paramco all of the outstanding common stock of ALLIANCE CAPITAL GROUP, INC., a Delaware corporation;

WHEREAS, in Section 4.4(b) of the Purchase Agreement, Seller represented and warranted to Paramco that:

     Alliance Capital Group's Financial Statements are capable of being examined and reported upon with an unqualified opinion expressed by an independent public or certified public accountant and will comply with the requirements and standards set forth in Regulation S-X, as promulgated and adopted by the Securities and Exchange Commission.

WHEREAS, in reliance on such representation and warranty, the parties closed the transactions contemplated by the Purchase
Agreement on July 25, 2003 (the "July Closing");

WHEREAS, as of the date hereof an audit of such financial statements (the "Financial Statements") has not been completed by Paramco's independent accountant, who has stated that such audit will not be completed until after the first quarter of 2004;

WHEREAS, Paramco and Seller deem it desirable and in the best interests of Paramco that the July Closing be annulled and that the Purchase Agreement be amended to provide for a closing date not later than September 30, 2004, subject to completion of the audit of the Financial Statements; and

WHEREAS, Seller and the Board of Directors of Paramco have approved and adopted thisAmending Agreement, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto do hereby agree as follows:



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                            SECTION 1

                           DEFINITIONS

1.1  "Amending Agreement", "Seller", "Paramco", "Purchase
Agreement", "Financial Statements", and "July Closing", respectively, shall have the meanings defined in the foregoing preamble and recitals to this Amending Agreement.

1.2 All defined terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.


                            SECTION 2

AGREEMENT FOR ANNULMENT OF CLOSING AND AMENDMENT OF CLOSING DATE

2.1  Annulment of Closing.

Effective as of the date of this Amending Agreement, the July Closing is hereby annulled and, in accordance therewith, (a) Seller hereby tender to Paramco certificate representing 120,000 shares of Paramco's Common Stock, bearing the restrictive legend 144 in a form enabling Paramco, then and there, to cancel said shares, and (b) Paramco hereby tenders to Seller Alliance certificate, representing all of the issued and outstanding capital stock (100,000 shares of common stock) of Alliance, in a form enabling Seller, then and there, to become the record and beneficial owner of said common stock.

2.2  Amendment of Closing Date.

The date referenced in the definition of "Closing Date" in the Purchase Agreement is hereby changed, such that the definition of "Closing Date" shall be amended in full to read as follows:

     "Closing Date" shall mean 10:00 a.m., local time, September 30, 2004, at Denver, Colorado, the date on which the parties hereto shall close the transaction contemplated herein; provided that the parties can change the Closing Date and place of Closing to such other time and place as the parties shall mutually agree, in writing. As of the Closing Date, all Exhibits to this Agreement shall be complete and attached to this Agreement.

2.3  Addition of Section 8.3.

The following Section 8.3 shall be added to the Purchase
Agreement:

     8.3  Audit of Financial Statements. The audit of the
     Financial Statements by Paramco's independent accountant shall be complete and delivered to Paramco no later than the Closing Date.




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                            SECTION 3

            REPRESENTATIONS AND WARRANTIES OF PARAMCO

Paramco, in order to induce Seller to execute this Amending
Agreement and to consummate the transaction contemplated herein, represents and warrants to Seller, as follows:

3.1 Authorization and Validity. Paramco has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Amending Agreement. The board of directors and stockholders of Paramco have taken all action required by law, its Articles of Incorporation and Bylaws, both as amended, or otherwise to authorize the execution and delivery of this Amending Agreement and the consummation of the transactions contemplated hereby. Assuming this Amending Agreement has been approved by all action necessary on the part of Seller, this Amending Agreement is a valid and binding agreement of Paramco.

3.2 No Defaults. Neither the execution and delivery of this Amending Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of Paramco and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transactions contemplated by this Amending Agreement.


                            SECTION 4

            REPRESENTATIONS AND WARRANTIES OF SELLERS

Seller, in order to induce Paramco to execute this Amending
Agreement and to consummate the transaction contemplated herein, represents and warrants to Paramco as follows:

4.1 Authorization and Validity. Seller has the requisite power and is duly authorized to execute and deliver and to carry out the terms of this Amending Agreement. Assuming this Amending Agreement has been approved by all action necessary on the part of Paramco, this Amending Agreement is a valid and binding agreement of Seller.

4.2 Status of Alliance Capital Group. From and after the July Closing through and including the date hereof Seller has been fully responsible for the management, directions, operations, and planning in respect of Alliance, and Seller acknowledges that Paramco has not made any representation or warranty as to the status of Alliance as of the date hereof or any change to such status during the period from and after the July closing through and including the date hereof.




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4.3  No Defaults. Neither the execution and delivery of this
Amending Agreement, nor the consummation of the transactions contemplated herein, will conflict with or result in a breach of or constitute a default under any of the foregoing or result in the creation of any lien, mortgage, pledge, charge, or encumbrance upon any asset of Alliance and no consents or waivers thereunder are required to be obtained in connection therewith in order to consummate the transaction contemplated by this Amending Agreement.


                            SECTION 5

                          PRESS RELEASE

5.1 Press Release. Seller acknowledges that Paramco may issue its press release in respect of the transactions contemplated by this Amending Agreement, and shall promptly file a Current Report on Form 8-K in respect thereof, copies of each which documents shall be provided to Sellers within two business days of their issuance and filing, respectively.


                            SECTION 6

          NATURE AND SURVIVAL OF REPRESENTATIONS, ETC.

6.1 All statements contained in any certificate or other instrument delivered by or on behalf of Paramco or Seller pursuant to this Amending Agreement or in connection with the transactions contemplated hereby shall be deemed representations and warranties by such party. All representations and warranties and agreements made by Paramco or Seller in this Amending Agreement or pursuant hereto shall survive the date hereof until the Closing Date of September 30, 2004.


                            SECTION 7

                          MISCELLANEOUS

7.1 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if written and delivered in person or sent by registered mail, postage prepaid, addressed as follows:

     To Seller:     Jimmy L. Pfeffer, Jr.
                    4575 Elsby Avenue
                    Suite 700
                    Dallas, TX 75209

     To Paramco:    Paramco Financial Group, Inc.
                    Attn: Douglas G. Gregg
                    4610 So. Ulster Street
                    Suite 150
                    Denver, Colorado 80237



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     copy to:            Bryan Cave LLP
     (which shall not    Attn: Randolf W. Katz, Esq.
     constitute notice)  2020 Main Street, Suite 600
                         Irvine, California 92614

or such other addresses as shall be furnished in writing by the appropriate person, and any such notice or communication shall be deemed to have been given as of the date so mailed.

7.2 Time of the Essence. Time shall be of the essence of this Amending Agreement.

7.3 Costs. Each party will bear the costs and expenses incurred by it in connection with this Amending Agreement and the transactions contemplated hereby.

7.4 Entire Agreement. This Amending Agreement and the documents delivered concurrently herewith contain the entire agreement between the parties hereto with respect to the transactions contemplated this Amending Agreement and supersede all other agreements, written or oral, with respect thereto. This Amending Agreement may be amended or modified in whole or in part, and any rights hereunder may be waived, only by an agreement in writing, duly and validly executed in the same manner as this Amending Agreement or by the party against whom the waiver would be asserted. The waiver of any right hereunder shall be effective only with respect to the matter specifically waived and shall not act as a continuing waiver unless it so states by its terms.

7.5 Counterparts. This Amending Agreement may be executed in one or more counterparts each of which shall be deemed to constitute an original and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other party.

7.6 Governing Law. This Amending Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado.

7.7 Attorneys' Fees and Costs. In the event any party to this Amending Agreement shall be required to initiate legal proceedings to enforce performance of any term or condition of this Amending Agreement, including, but not limited to, the interpretation of any term or provision hereof the payment of moneys or the enjoining of any action prohibited hereunder, the prevailing party shall be entitled to recover such sums, in addition to any other damages or compensation received, as will reimburse the prevailing party for reasonable attorneys' fees and court costs incurred on account thereof (including, without limitation, the costs of any appeal) notwithstanding the nature of the claim or cause of action asserted by the prevailing party.

7.8 Successors and Assigns. This Amending Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors, and assigns, as the case may be.




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7.9  Access to Counsel. Each party hereto acknowledges that each has had access to legal counsel of her or its own choice and has obtained such advice therefrom, if any, as such party has deemed necessary and sufficient prior to the execution hereof Each party hereto acknowledges that the drafting of this Amending Agreement has been a joint effort and any ambiguities or interpretative issues that may arise from and after the execution hereof shall not be decided in favor or, or against, any party hereto because the language reflecting any such ambiguities or issues may have been drafted by any specific party or his or its counsel.

7.10      Captions. The captions appearing in this Amending
Agreement are inserted for convenience of reference only and shall not affect the interpretation of this Amending Agreement.









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     IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first above written.

PARAMCO FINANCIAL GROUP, INC.



By:  /s/ Douglas G. Gregg
     ---------------------
     Douglas G. Gregg
     Chairman of the Board and Chief
     Executive Officer



SELLER



By:  /s/ Jimmy L. Pfeffer, Jr.
     --------------------------
     Jimmy L. Pfeffer, Jr.























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